Exhibit 99.1

Gerber Scientific, Inc. to Consolidate Northeastern U.S. Manufacturing Facilities

Actions Expected to Result in Annualized Cost Savings of $0.9 million

SOUTH WINDSOR, CT – June 8, 2010 – Gerber Scientific, Inc. (NYSE: GRB) today announced that it will consolidate the operations of its Massachusetts-based business unit, Gerber Innovations, into its Tolland, Connecticut manufacturing facility, with an expected completion of September 30, 2010. As a result of the consolidation, the Company said it expects to generate annualized savings of approximately $0.9 million and incur charges of approximately $1.1 million to be recorded during the Company’s fiscal 2011 first and second quarters.

“This facility consolidation represents another step in our strategic plan to streamline our global operations and reduce our permanent cost structure,” said Marc Giles, Gerber Scientific President and Chief Executive Officer. “The relocation will allow us to fully utilize existing capacity at our Tolland facility and will allow our Gerber Innovations business unit to capitalize on the significant engineering and state-of-the-art manufacturing capabilities available here.”

The relocation of Gerber Innovations operations, which is a part of the Company’s Sign Making and Specialty Graphics segment, should be seamless to Gerber Innovations’ customers. Customers can expect service to continue uninterrupted and may continue to use 1.800.400.3458 to contact Gerber Innovations.

About Gerber Scientific, Inc.
Gerber Scientific, Inc. (http://www.gerberscientific.com) is a leading international supplier of sophisticated automated manufacturing systems for the sign making, specialty graphics and packaging, apparel and flexible materials, and ophthalmic lens processing industries.  Headquartered in South Windsor, Connecticut, the Company operates through four primary businesses:  Gerber Scientific Products, Spandex, Gerber Technology and Gerber Coburn.

About Gerber Innovations
Formerly known as Data Technology, Gerber Innovations is North America’s only full-line manufacturer of automated cutting hardware for the design, die making and short-run production segments of the packaging industry. With more than 4,000 machines in service worldwide today, Gerber Innovations has the expertise, the resources and the know-how to meet all the sample making, die making and short-run production cutting needs for corrugated containers, folding cartons, point-of-purchase displays, protective packaging and more. Based presently in Wilmington, Massachusetts and by September, 2010 in Tolland, Connecticut, Gerber Innovations operates as a business unit of Gerber Scientific, Inc.

Cautionary Note Concerning Factors That May Affect Future Results

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements contained in this news release regarding the Company's plans to relocate its Gerber Innovations facility and the expected cost reductions and charges are forward-looking statements that involve risks and uncertainties. For information identifying other important economic, political, regulatory, legal, technological, competitive and other uncertainties, readers are referred to the Company’s filings with the Securities and Exchange Commission, including but not limited to, the information included in Gerber Scientific’s Annual Report on Form 10-K for the fiscal year ended April 30, 2009 under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Cautionary Note Concerning Factors That May Influence Future Results,” as well as information included in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which outline certain important risks regarding the Company’s forward-looking statements.  These risks include, but are not limited to, delays in the Company’s new product development and commercialization, intense competition in markets for each of the Company’s operating segments, rapid technological advances, availability and cost of raw materials, continued adverse economic and credit market conditions, volatility in foreign currency exchange rates and fluctuations in interest rates.  Actual future results or events may differ materially from these forward-looking statements.  The Company expressly disclaims any obligation to update any of these forward-looking statements, except as required by law.